                                    LAW FIRM
           ___________________________________________________________

                       BLACKWELL SANDERS PEPER MARTIN LLP
               2300 Main, Suite 1000, Kansas City, Missouri 64108
               P.O. Box 419777, Kansas City, Missouri 64141-6777
                               Tel: (816) 983-8000
                               Fax: (816) 983-8080
                       WEBSITE: www.blackwellsanders.com
          ____________________________________________________________

                                 August 20, 2003

American Italian Pasta Company
4100 N. Mulberry Drive, Suite 200
Kansas City, Missouri  64116

Ladies and Gentlemen:

         We have acted as counsel to American Italian Pasta Company a Delaware corporation (the "Company"), in connection with the registration for sale on
Form S-3 under the Securities Act of 1933, as amended, (Commission file no.
333-106156) of 100,000 shares of Class A Convertible Common Stock of the
Company, $.001 par value per share (the "Class A Common Stock").

         In connection with the foregoing, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion. Based upon and subject to the foregoing, we are of the opinion that such shares of Class A Common Stock constitute legally issued, fully paid and non-assessable shares of the Company.

         We consent to the filing of this opinion as an exhibit to the registration statement pursuant to which such shares will be sold and to the reference to us in such registration statement.

                                  Very truly yours,

                                  /s/ Blackwell Sanders Peper Martin LLP
                                  Blackwell Sanders Peper Martin LLP

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